

OAKWOOD MORTGAGE INVESTORS, INC. 1996-C                                         REPORT DATE:  August 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                            POOL REPORT # 10
REMITTANCE REPORT                                                                                                  Page 1 of 6
REPORTING MONTH:                      Jul-97


                                           Scheduled Principal Balance of Contracts
--------------------------------------------------------------------------------------------------

  Beginning                                                                       Ending            Scheduled
  Principal       Scheduled       Prepaid       Liquidated       Contracts       Principal            Gross           Servicing
   Balance        Principal       Principal      Principal      Repurchased       Balance            Interest           Fee
------------------------------------------------------------------------------------------------------------------------------------



253,540,013.36   (439,216.42)    (809,012.12)   (508,093.61)         0.00      251,783,691.21     2,276,060.60        211,283.34
====================================================================================================================================


 Scheduled                                       Amount
 Pass Thru       Liquidation     Reserve      Available for
  Interest        Proceeds      Fund Draw     Distribution
-------------------------------------------------------------


  2,064,777.26   380,786.27       0.00         3,905,075.41
=============================================================



                                                     Reserve Fund as of Cutoff Date
------------------------------------------------------------------------------------------------------------------


        Beginning                               Investment    Balance Before     Reserve    Reserve        Balance After
         Balance            Deposits  Distrib.  Interest  Current Distribution  Fund Draw Fund Deposit Current Distribution  Excess
------------------------------------------------------------------------------------------------------------------------------------

      1,359,358.17            0.00   -5,402.17  5,532.21      1,359,488.21        0.00         0.00         1,359,488.21    5,532.21
====================================================================================================================================

Class A-6 Liquidity Account

        Beginning                              Investment    Balance Before      Reserve     Reserve      Balance After
         Balance            Deposits  Distrib.  Interest  Current Distribution  Fund Draw Fund Deposit Current Distribution Excess
------------------------------------------------------------------------------------------------------------------------------------

        454,974.98            0.00   -1,808.10  1,851.62        455,018.50        0.00         0.00           455,018.50    1,851.62
====================================================================================================================================

Class B Liquidity Account

        Beginning                              Investment    Balance Before      Reserve     Reserve      Balance After
         Balance            Deposits  Distrib.  Interest  Current Distribution  Fund Draw Fund Deposit Current Distribution Excess
------------------------------------------------------------------------------------------------------------------------------------

        798,756.06            0.00  -3,174.30   3,250.71        798,832.47        0.00         0.00           798,832.47    3,250.71
====================================================================================================================================




          Reserve Fund Required Balance
         -------------------------------------
          Before Current    After Current
          Distribution      Distribution
         -------------------------------------

          1,353,956.00       1,353,956.00
         =====================================

          Reserve Fund Required Balance
         -------------------------------------
          Before Current    After Current
          Distribution      Distribution
         -------------------------------------

          453,166.88         453,166.88
         =====================================

          Reserve Fund Required Balance
         -------------------------------------
          Before Current    After Current
          Distribution      Distribution
         -------------------------------------

          795,581.76         795,581.76
         =====================================







                                                      Certificate Account
--------------------------------------------------------------------------------------------------------------------------------


        Beginning                       Deposits                                         Investment              Ending
         Balance              Principal           Interest        Distributions           Interest               Balance
--------------------------------------------------------------------------------------------------------------------------------

        867,869.11          1,746,502.03        2,201,061.39       4,006,486.97            2,671.64             811,617.20
================================================================================================================================




                           P&I Advances at Distribution Date

    ----------------------------------------------------------------------------------




           Beginning              Recovered            Current            Ending
            Balance               Advances             Advances           Balance
    ----------------------------------------------------------------------------------



          1,803,499.75          1,730,910.55         1,508,514.42      1,581,103.62
     ==================================================================================



OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                  Jul-97


Class B Crossover Test                                                               Test Met?
-----------------------------------------------------------------                    -------------

(a) Remittance date on or after May 2001                                                   N

(b) Average 60 day Delinquency rate <=        5%                                           Y

(c) Average 30 day Delinquency rate <=        7%                                           Y


(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates

                Nov. 1996 - Nov. 1997         4%                                           Y
                April 2001 - Nov. 2002        7%                                           N
                Dec. 2002 - April 2003        8%                                           N

                May 2003 -                    9%                                           N


(e) Current realized loss ratio <=            2.75%                                        Y


(f) Are class B principal balances plus Accelerated

     Principal Distributions > =              24.501%
     of stated scheduled pool balance

                Beginning B-1 balance                                     25,726,000.00

                Beginning B-2 balance                                     12,186,224.00
                                                                   --------------------

                                                                          37,912,224.00
                Divided by beginning pool
                balance                                                  253,540,013.36
                                                                   --------------------
                                                                                14.953%   N
                                                                   ====================






                  REPORT DATE:  August 6, 1997
                  POOL REPORT # 10

                  Page 2 of 6


       Average 60 day delinquency ratio:


                                  Over 60s              Pool Balance            %
                             --------------------------------------------------------

       Current Mo                7,558,496.64          251,783,691.21          3.00%
       1st Preceding Mo          6,935,921.73          253,540,013.36          2.74%
       2nd Preceding Mo          5,974,832.58          255,259,537.36          2.34%
                                                           Divided by          3
                                                                        -------------
                                                                               2.69%
                                                                        =============




Average 30 day delinquency ratio:
                                  Over 30s              Pool Balance            %
                             --------------------------------------------------------

       Current Mo               11,874,082.62          251,783,691.21         4.72%
       1st Preceding Mo         10,902,932.90          253,540,013.36         4.30%
       2nd Preceding Mo          9,806,833.01          255,259,537.36         3.84%
                                                           Divided by         3
                                                                        -------------
                                                                              4.29%
                                                                        =============

       Cumulative loss ratio:

                              Cumulative losses             592,391.00
                                                  ------------------------
       Divided by Initial Certificate Principal         270,791,224.00        0.219%
                                                                        =============



       Current realized loss ratio:

                                  Liquidation             Pool
                                    Losses               Balance
                             -------------------------------------------

       Current Mo                127,307.34          251,783,691.21
       1st Preceding Mo           83,982.23          253,540,013.36
       2nd Preceding Mo          120,139.15          255,259,537.36
                                                                              0.524%
                                                                        =============




OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                          REPORT DATE:  August 6, 1997
REMITTANCE REPORT                                                                             POOL REPORT # 10
REPORTING MONTH:                                Jul-97                                                                   Page 3 of 6



                                                          Delinquency Analysis

                                              31 to 59 days              60 to 89 days         90 days and Over
                  No. of        Principal              Principal                 Principal             Principal
                  Loans         Balance       #         Balance         #         Balance       #       Balance
              -----------------------------------------------------------------------------------------------------


Excluding Repos   7,638    247,640,280.46    132     4,208,529.22    50        1,712,800.04    48    1,865,661.82

        Repos       121      4,143,410.75      4       107,056.76    12          317,027.53   103    3,663,007.25
               -----------------------------------------------------------------------------------------------------

        Total     7,759    251,783,691.21    136     4,315,585.98    62        2,029,827.57   151    5,528,669.07
               =====================================================================================================


                                                       Repossession Analysis
                                             Active Repos                  Reversal       Current Month
                    Total Delinq.            Outstanding                 (Redemption)        Repos             Cumulative Repos
                              Principal             Principal             Principal            Principal             Principal
                 #            Balance      #        Balance       #       Balance      #      Balance       #       Balance
                ----------------------------------------------------------------------------------------------------------------


Excluding Repos 230         7,786,991.08  121      4,143,410.75   0         0.00       34   1,002,397.17   214    6,592,304.65

        Repos   119         4,087,091.54
               ---------------------------

        Total   349        11,874,082.62
               ===========================

                4.5%                4.72%
               ===========================




OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                             REPORT DATE:  August 6, 1997
REMITTANCE REPORT                                                                                       POOL REPORT # 10
REPORTING MONTH:                          Jul-97
                                                                                                 Page 4 of 6
REPOSSESSION LIQUIDATION REPORT



                                         Liquidated
   Account     Customer                   Principal           Sales          Insur.          Total       Repossession
   Number        Name                      Balance          Proceeds         Refunds        Proceeds        Expenses
------------------------------------------------------------------------------------------------------------------------
100172-6      Young, Pamela               24,562.26         20,400.00      2,543.44        22,943.44        2,673.92
095563-3      Travis, Jessie              16,262.18         17,400.00      1,300.14        18,700.14          782.15
095666-4      Gullette, Chris             22,767.14         20,400.00        109.25        20,509.25        5,603.38
096836-2      Griffin, Rachel             19,094.80         19,400.00        407.85        19,807.85        3,293.63
102922-2      Adcox, Cynthia              18,413.65         15,500.00        744.00        16,244.00          805.00
100391-2      McElreath, Raymon           27,696.29         22,000.00      1,385.31        23,385.31          660.00
097408-9      Clark, Wayne                28,438.17         24,400.00        418.23        24,818.23        1,098.00
099305-5      Sansom, Patricia            21,191.00         22,600.00          0.00        22,600.00        2,336.25
096542-6      Chitty, James               32,950.32         31,500.00      1,717.70        33,217.70        4,497.55
082655-2      Aguilar, German             21,538.79          4,500.00        682.56         5,182.56          450.00
099437-6      Gray, Tammy                 14,806.36          4,100.00        115.51         4,215.51        1,197.00
098255-3      Lightfoot, Vincent          11,492.04          6,000.00         96.63         6,096.63        1,071.73
102315-9      Oliver, Richard             36,052.68         31,500.00      2,100.62        33,600.62        3,464.00
102642-6      Hunter, Karen               21,516.13         20,300.00          0.00        20,300.00        1,559.00
097955-9      Moore, Eric                 20,992.79         18,400.00        172.04        18,572.04        4,694.37
097656-3      Pearson, Rose               48,422.87         49,650.00          0.00        49,650.00        3,420.50
096097-1      Roberts, Tony               56,145.10         63,850.00          0.00        63,850.00        2,423.60
097842-9      Vowell, Billy               34,027.00         30,400.00      2,083.31        32,483.31        2,063.64
102652-5      Stokes, Kevin               31,724.04         31,300.00          0.00        31,300.00        4,616.00
                                                                                                0.00
                                                                                                0.00
                                ----------------------------------------------------------------------------------------
           19                            508,093.61        453,600.00     13,876.59       467,476.59       46,709.72
                                ========================================================================================


As a percentage of the aggregate cut-off date principal balance


                                      Net                                       Net         Current
   Account     Customer           Liquidation   Unrecov.    FHA Insurance    Pass Thru     Period Net      Cumulative
   Number        Name               Proceeds    Advances      Coverage        Proceeds     Gain/(Loss)    Gain/(Loss)
---------------------------------------------------------------------------------------------------------------------
100172-6      Young, Pamela        20,269.52    1,368.18         0.00        18,901.34    (5,660.92)
095563-3      Travis, Jessie       17,917.99    1,744.61         0.00        16,173.38       (88.80)
095666-4      Gullette, Chris      14,905.87    2,062.88         0.00        12,842.99    (9,924.15)
096836-2      Griffin, Rachel      16,514.22    1,771.14         0.00        14,743.08    (4,351.72)
102922-2      Adcox, Cynthia       15,439.00    2,000.35         0.00        13,438.65    (4,975.00)
100391-2      McElreath, Raymon    22,725.31    1,269.92         0.00        21,455.39    (6,240.90)
097408-9      Clark, Wayne         23,720.23    2,773.44         0.00        20,946.79    (7,491.38)
099305-5      Sansom, Patricia     20,263.75    1,179.15         0.00        19,084.60    (2,106.40)
096542-6      Chitty, James        28,720.15    2,661.05         0.00        26,059.10    (6,891.22)
082655-2      Aguilar, German       4,732.56    1,943.76         0.00         2,788.80   (18,749.99)
099437-6      Gray, Tammy           3,018.51    1,715.76         0.00         1,302.75   (13,503.61)
098255-3      Lightfoot, Vincent    5,024.90    1,811.46         0.00         3,213.44    (8,278.60)
102315-9      Oliver, Richard      30,136.62    2,342.97         0.00        27,793.65    (8,259.03)
102642-6      Hunter, Karen        18,741.00      928.70         0.00        17,812.30    (3,703.83)
097955-9      Moore, Eric          13,877.67    1,537.28         0.00        12,340.39    (8,652.40)
097656-3      Pearson, Rose        46,229.50    3,530.31         0.00        42,699.19    (5,723.68)
096097-1      Roberts, Tony        61,426.40    5,343.84         0.00        56,082.56       (62.54)
097842-9      Vowell, Billy        30,419.67    1,934.16         0.00        28,485.51    (5,541.49)
102652-5      Stokes, Kevin        26,684.00    2,061.64         0.00        24,622.36    (7,101.68)
                                        0.00                     0.00             0.00         0.00
                                        0.00                     0.00             0.00         0.00
                                ------------------------------------------------------------------------------------
             19                   420,766.87   39,980.60         0.00       380,786.27  (127,307.34)    (592,391.00)
                                ====================================================================================


                                                                                                                 0%
                                                                                                    ================





OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                       REPORT DATE:  August 6, 1997
REMITTANCE REPORT                                                                          POOL REPORT # 10
REPORTING MONTH:                             Jul-97
                                                                                           Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                               Original         Beginning        Current                      Ending                 Principal Paid
           Cert.             Certificate       Certificate      Principal    Writedown      Certificate     Pool       Per $1,000
           Class              Balances           Balances        Payable      Amounts         Balances      Factor    Denomination
------------------------------------------------------------------------------------------------------------------------------------


A-1                          50,300,000.00   33,048,789.64   (1,756,322.15)    0.00      31,292,467.49     62.21166%    34.92
A-1 Outstanding Writedown             0.00            0.00            0.00     0.00               0.00      0.00         0.00

A-2                          46,970,000.00   46,970,000.00            0.00     0.00      46,970,000.00    100.00000%     0.00
A-2 Outstanding Writedown             0.00            0.00            0.00     0.00               0.00      0.00         0.00

A-3                          35,400,000.00   35,400,000.00            0.00     0.00      35,400,000.00    100.00000%     0.00
A-3 Outstanding Writedown             0.00            0.00            0.00     0.00               0.00      0.00         0.00

A-4                          20,900,000.00   20,900,000.00            0.00     0.00      20,900,000.00    100.00000%     0.00
A-4 Outstanding Writedown             0.00            0.00            0.00     0.00               0.00      0.00         0.00

A-5                          55,614,000.00   55,614,000.00            0.00     0.00      55,614,000.00    100.00000%     0.00
A-5 Outstanding Writedown             0.00            0.00            0.00     0.00               0.00      0.00         0.00

A-6                          23,695,000.00   23,695,000.00            0.00     0.00      23,695,000.00    100.00000%     0.00
A-6 Outstanding Writedown             0.00            0.00            0.00     0.00               0.00      0.00         0.00

B-1                          25,726,000.00   25,726,000.00            0.00     0.00      25,726,000.00    100.00000%     0.00
B-1 Outstanding Writedown             0.00            0.00            0.00     0.00               0.00      0.00         0.00

B-2                          12,186,224.00   12,186,224.00            0.00     0.00      12,186,224.00    100.00000%     0.00
B-2 Outstanding Writedown             0.00            0.00            0.00     0.00               0.00      0.00         0.00




                            --------------------------------------------------------------------------

                            270,791,224.00  253,540,013.64   (1,756,322.15)    0.00     251,783,691.49
                            ==========================================================================




OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                              REPORT DATE:  August 6, 1997
REMITTANCE REPORT                                                                                 POOL REPORT # 10
REPORTING MONTH:                          Jul-97
                                                                                                  Page 6 of 6

CERTIFICATE INTEREST ANALYSIS



           Certificate  Remittance    Beginning      Current        Total       Interest
              Class        Rate        Balance       Accrual        Paid        Shortfall
                        -----------------------------------------------------------------


A-1                      5.78969%      0.00       164,766.93     164,766.93        0.00
A-1  Carryover Interest  0.00          0.00             0.00           0.00        0.00
A-1  Writedown Interest  0.00          0.00             0.00           0.00        0.00

A-2                      6.45000%      0.00       252,463.75     252,463.75        0.00
A-2  Carryover Interest  0.00          0.00             0.00           0.00        0.00
A-2  Writedown Interest  0.00          0.00             0.00           0.00        0.00

A-3                      6.75000%      0.00       199,125.00     199,125.00        0.00
A-3  Carryover Interest  0.00          0.00             0.00           0.00        0.00
A-3  Writedown Interest  0.00          0.00             0.00           0.00        0.00

A-4                      7.00000%      0.00       121,916.67     121,916.67        0.00
A-4  Carryover Interest  0.00          0.00             0.00           0.00        0.00
A-4  Writedown Interest  0.00          0.00             0.00           0.00        0.00

A-5                      7.35000%      0.00       340,635.75     340,635.75        0.00
A-5  Carryover Interest  0.00          0.00             0.00           0.00        0.00
A-5  Writedown Interest  0.00          0.00             0.00           0.00        0.00

A-6                      7.65000%      0.00       151,055.63     151,055.63        0.00
A-6  Carryover Interest  0.00          0.00             0.00           0.00        0.00
A-6  Writedown Interest  0.00          0.00             0.00           0.00        0.00

B-1                      7.96000%      0.00       170,649.13     170,649.13        0.00
B-1  Carryover Interest  0.00          0.00             0.00           0.00        0.00
B-1  Writedown Interest  0.00          0.00             0.00           0.00        0.00

B-2                      9.31000%      0.00        94,544.79      94,544.79        0.00
B-2  Carryover Interest  0.00          0.00             0.00           0.00        0.00
B-2  Writedown Interest  0.00          0.00             0.00           0.00        0.00

X                                465,083.66       569,619.61     442,312.27  127,307.34

R                           -          0.00             0.00           0.00        0.00

Service Fee                            0.00       211,283.34     211,283.34        0.00
                           ----------------------------------------------------------

                                 465,083.66     2,276,060.60   2,148,753.26  127,307.34

      Class B Liquidity Account                                        0.00
                                                             ===============
                                                               2,148,753.26
                                                             ===============


                                      Interest Paid
           Certificate       Ending    Per $1,000   Cert.    TOTAL
              Class          Balance  Denomination  Class DISTRIBUTION
                       ------------------------------------------------


A-1                           0.00       4.99        A-1    1,921,089.08
A-1  Carryover Interest       0.00       0.00
A-1  Writedown Interest       0.00       0.00

A-2                           0.00       5.38        A-2      252,463.75
A-2  Carryover Interest       0.00       0.00
A-2  Writedown Interest       0.00       0.00

A-3                           0.00       5.63        A-3      199,125.00
A-3  Carryover Interest       0.00       0.00
A-3  Writedown Interest       0.00       0.00

A-4                           0.00       5.83        A-4      121,916.67
A-4  Carryover Interest       0.00       0.00
A-4  Writedown Interest       0.00       0.00

A-5                           0.00       6.13        A-5      340,635.75
A-5  Carryover Interest       0.00       0.00
A-5  Writedown Interest       0.00       0.00

A-6                           0.00       6.38       A-6      151,055.63
A-6  Carryover Interest       0.00       0.00
A-6  Writedown Interest       0.00       0.00

B-1                           0.00       6.63       B-1      170,649.13
B-1  Carryover Interest       0.00       0.00
B-1  Writedown Interest       0.00       0.00

B-2                           0.00       7.76       B-2       94,544.79
B-2  Carryover Interest       0.00       0.00
B-2  Writedown Interest       0.00       0.00

X                       592,391.00                   X       442,312.27

R                             0.00                   R             0.00

Service Fee                   0.00                           211,283.34
                                                         ---------------

                        592,391.00                         3,905,075.41

      Class B Liquidity Account                                    0.00
                                                          ===============
                                                          3,905,075.41
                                                          ===============
